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  Exhibit (d)(5) Investment Sub-Advisory Agreement between WM Advisors, Inc. and
                   Salomon Brothers Asset Management Inc dated December 1, 2005.

                        INVESTMENT SUB-ADVISORY AGREEMENT

                      THE GROWTH FUND OF WM VARIABLE TRUST

                        EFFECTIVE AS OF DECEMBER 1, 2005

     This Agreement is made and entered into as of this first day of December, 2005, among WM Advisors, Inc. ("WM Advisors"), a corporation organized under the laws of the state of Washington, WM Variable Trust, a business trust formed under the laws of the Commonwealth of Massachusetts (the "Trust"), on behalf of its Growth Fund series (the "Fund"), and Salomon Brothers Asset Management (the "Sub-Advisor"), a corporation organized under the laws of the state of Delaware.

     Whereas, the Trust is engaged in business as an open-end, management investment company and is so registered under the Investment Company Act of 1940, as amended (the "1940 Act");

     Whereas, the Trust offers a number of investment portfolios, each with its own investment objective and strategies, and of which one investment portfolio is the Fund;

     Whereas, WM Advisors is engaged in the business of rendering investment advisory and management services, is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and is the investment advisor of the Fund;

     Whereas, the Sub-Advisor is engaged in the business of rendering investment advisory and management services and is registered as an investment adviser under the Advisers Act; and

     Whereas, WM Advisors desires to retain the Sub-Advisor to furnish investment advisory and management services to the Fund and the Sub-Advisor is willing to furnish such services;

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, it is hereby agreed by and between the parties hereto as follows:

1.   Investment Description; Appointment

     WM Advisors desires to employ such portion of the capital of the Fund as may from time to time be determined by WM Advisors by investing and reinvesting in investments of the kind and in accordance with the limitations specified in the Trust's

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Master Trust Agreement, as amended, and in the Prospectus and Statement of
Additional Information relating to the Fund as in effect and which may be amended from time to time, and in such manner and to such extent as may from time to time be approved by the Board of Trustees of the Trust. Copies of the Fund's Prospectus and Statement of Additional Information and the Trust's Master Trust Agreement, as amended, have been or will be submitted to the Sub-Advisor. WM Advisors agrees to provide copies of all amendments or supplements to the Fund's Prospectus and Statement of Additional Information and the Trust's Master Trust Agreement to the Sub-Advisor during the continuance of this Agreement before or at the time such amendments or supplements become effective. Until WM Advisors delivers any such amendment or supplement to the Sub-Advisor, the Sub-Advisor shall be fully protected in relying on the Prospectus and Statement of Additional information and any supplements thereto previously furnished to the Sub-Advisor.

     WM Advisors agrees to furnish the Sub-Advisor with minutes of meetings of the Board of Trustees of the Trust to the extent they may affect the duties of the Sub-Advisor, a certified copy of any financial statements or reports prepared for the Fund by certified or independent public accountants, and with copies of any financial statements or reports made by the Fund to its shareholders or to any governmental body or securities exchange, and any further materials or information which the Sub-Advisor may reasonably request to enable it to perform its functions under this Agreement. WM Advisors desires to employ and hereby appoints the Sub-Advisor to act as investment sub-advisor to the Fund. The Sub-Advisor accepts the appointment and agrees to furnish the services described herein for the compensation set forth below.

2.   Services as Investment Sub-Advisor

     Subject to the supervision of the Board of Trustees of the Trust and of WM Advisors, the Fund's investment adviser, the Sub-Advisor will, with respect to the portion of the Fund allocated to the Sub-Advisor by WM Advisors, (a) maintain compliance procedures that the Sub-Advisor believes are adequate to ensure its compliance with the applicable provisions of the 1940 Act, and the Advisers Act, as the same may from time to time be amended; (b) comply with the applicable provisions of the Trust's Master Trust Agreement; (c) make investment decisions in accordance with the Fund's investment objectives and policies as stated in the Fund's Prospectus and Statement of Additional Information as in effect and, after notice to the Sub-Advisor, and which may be amended from time to time; (d) place purchase and sale orders on behalf of the Fund to effectuate the investment decisions made; (e) maintain books and records with respect to the securities transactions of the Fund in accordance with the 1940 Act and the Advisers Act and the rules adopted thereunder and will furnish to the Trust's Board of Trustees or WM Advisors such quarterly, annual and special reports as the Board or WM Advisors may reasonably request; and (f) treat confidentially and as proprietary information of the Trust, all records and other information relative to the Trust and prior, present or potential shareholders; and will not knowingly use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and such records may not be withheld where the Sub-Advisor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust. In providing those services, the Sub-Advisor will supervise the Fund's investments and conduct a continuous program of investment, evaluation and, if appropriate, sale and reinvestment of the Fund's assets. The Sub-Advisor has responsibility for providing investment services and advice only with respect to such discrete portion of the Fund as may from time to time be allocated to the Sub-Advisor by WM Advisors. Subject to the supervision of WM Advisors and in accordance with the investment objectives and policies as stated in the Fund's Prospectus and Statement of Additional Information, the Sub-Advisor is authorized, in its discretion and without prior consultation with WM Advisors, to buy, sell, lend and otherwise trade in any stocks, bonds, and other securities and investment instruments on behalf of the Fund, without regard to the length of time the securities have been held and the resulting rate of portfolio turnover or any tax considerations, and so long as consistent with the foregoing, the majority or the whole of the Fund may be invested in such proportions of stocks, bonds, other securities or investment instruments, or cash as the Sub-Advisor shall determine. In addition, the Sub-Advisor will furnish the Fund or WM Advisors with whatever statistical information the Fund or WM Advisors may reasonably request with respect to the investments that the Fund may hold or contemplate purchasing. The Sub-Advisor will not consult with any other sub-advisors of any other funds within the Trust (or any sub-advisors with respect to any other portion of the Fund) concerning the transactions in securities or other assets of the Fund or any other funds of the Trust other than for purposes of complying with the conditions of paragraphs
(a) and (b) of Rule 12d3-1 under the 1940 Act.

3.   Brokerage

     Subject to (i) the over-riding objective of obtaining the best possible execution of orders; and (ii) review and approval of WM Advisors and/or the Board of Trustees of the Trust, which may be conducted as often as quarterly, the Sub-Advisor shall place all orders for the purchase and sale of securities for the Fund with brokers or dealers selected by the Sub-Advisor, which may include brokers or dealers affiliated with the Sub-Advisor. All transactions with any affiliated person of the Trust, or where any such

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affiliated person acts as broker or agent in connection with any such transaction, shall be accomplished in compliance with the 1940 Act, the Advisers Act, the Securities Exchange Act of 1934, as amended, the rules adopted thereunder and the procedures adopted thereunder by the Trust. Purchase or sell orders for the Fund may be aggregated with contemporaneous purchase or sell orders of other clients of the Sub-Advisor; provided that (i) no advisory account will be favored by the Sub-Advisor over any other account; (ii) each client of the Sub-Advisor who participates in such an aggregated order will participate at the average share price, with all transaction costs shared on a pro rata basis; (iii) only advisory clients' transactions will be aggregated for such an aggregated order; and (iv) the accounts of clients whose orders are aggregated will be segregated on the Sub-Advisor's books and records so as to identify the particular client who has the beneficial interest therein. The Sub-Advisor shall use its best efforts to obtain execution of Fund transactions at prices which are advantageous to the Fund and at commission rates that are reasonable in relation to the benefits received. However, the Sub-Advisor may select brokers or dealers on the basis that they provide brokerage, research, or other services or products to the Fund and/or other accounts serviced by the Sub-Advisor. The Sub-Advisor may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission or dealer spread another broker or dealer would have charged for effecting that transaction if the Sub-Advisor determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research products and/or services provided by such broker or dealer. This determination, with respect to brokerage and research services or products, may be viewed in terms of either that particular transaction or the overall responsibilities which the Sub-Advisor and its affiliates have with respect to the Fund and to accounts over which they exercise investment discretion, and not all such services or products may be used by the Sub-Advisor in managing the Fund; provided that with respect to such transaction and such determination the affiliates of the Sub-Advisor shall have the same responsibilities to the Fund as the Sub-Advisor has under this Agreement.

4.   Information Provided to WM Advisors and the Trust

     The Sub-Advisor will keep the Trust and WM Advisors informed of developments materially affecting the Fund of which the Sub-Advisor becomes aware and will, on its own initiative, furnish the Trust and WM Advisors on at least a quarterly basis with whatever information the Sub-Advisor believes is appropriate for this purpose.

5.   Standard of Care

     The Sub-Advisor shall exercise its best judgment in rendering the services described in paragraphs 2 and 3 above. Except as may otherwise be provided by federal securities laws, the Sub-Advisor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement (the conduct excepted in this sentence shall be referred to as "Disqualifying Conduct").

6.   Compensation

     In consideration of the services rendered pursuant to this Agreement, the Trust, on behalf of the Fund, will pay the Sub-Advisor on the first business day of each month a fee for the previous month according to the schedule of fees detailed in Annex A attached to this Agreement. Upon any termination of this Agreement before the end of a month, the fee for such part of that month shall be prorated according to the proportion that such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to the Sub-Advisor, the value of the Fund's net assets under management by the Sub-Advisor shall be computed at the times and in the manner specified in the Fund's Prospectus or Statement of Additional Information relating to the Fund as from time to time in effect.

7.   Expenses

     The Sub-Advisor will bear all of its expenses in performing its services under this Agreement, which expenses shall not include brokerage fees or commissions in connection with the effectuation of securities transactions. The Sub-Advisor shall not be required to bear any expenses of the Trust, the Fund or WM Advisors. The Trust will bear certain other expenses to be incurred in its operation, including but not limited to: organizational expenses, taxes, interest, brokerage fees and commissions, if any; fees of trustees of the Trust who are not officers, directors or employees of the Sub-Advisor, WM Advisors, or any of their affiliates; Securities and Exchange Commission fees and state Blue Sky qualification fees; all fees, including out-of-pocket expenses of custodians, transfer and dividend disbursing agents and transaction charges of custodians; insurance premiums; outside auditing and legal expenses; costs of maintenance of the Trust's existence; costs attributable to investor services, including without limitation, telephone and personnel expenses; costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders; costs of shareholders' reports and meetings of the shareholders of the Fund and of the officers or Board of Trustees of the Trust; and any extraordinary expenses. In addition, the Fund pays a distribution fee pursuant to the terms of a Distribution Plan adopted under Rule 12b-1 of the 1940 Act. Any reimbursement of advisory fees required by any expense limitation provision shall be the sole responsibility of WM Advisors.

8.   Services to Other Companies or Accounts

     WM Advisors understands that the Sub-Advisor now acts, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts and as investment adviser to one or more other investment companies or series of investment companies, and WM Advisors has no objection to the Sub-Advisor so acting, provided that whenever the Fund and one or more other accounts or investment companies advised by the Sub-Advisor have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with procedures reasonably believed to be equitable to each entity. Similarly, opportunities to sell securities will be allocated in an equitable manner. WM Advisors recognizes that in some cases this procedure may limit the size of the position that may be acquired or disposed of for the Fund. In addition, WM Advisors understands that the persons employed by the Sub-Advisor to assist in the performance of the Sub-Advisor's duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the Sub-Advisor or any affiliate of the Sub-Advisor to engage in and devote time and attention to other business or to render services of whatever kind or nature. WM Advisors recognizes and agrees that the Sub-Advisor may provide advice to other clients which may differ from or be identical to advice given with respect to the Fund.

9.   Term of Agreement

     Except as otherwise provided below, this Agreement shall become effective as of the date first written above, shall continue for a period of two years thereafter, and shall continue in effect for a period of more than two years thereafter only so long as such continuance is specifically approved at least annually by (a) the Board of Trustees of the Trust or (b) a vote of a "majority" (as defined in the 1940 Act) of the Fund's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Board of Trustees who are not "interested persons" (as defined in the 1940
Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, on 30 days' written notice, by WM Advisors, the Board of Trustees for the Trust or by vote of holders of a majority of the Fund's shares, or upon 60 days' written notice by the Sub-Advisor and will terminate automatically upon any termination of the advisory agreement between the Trust and WM Advisors. In addition, this Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act). The Sub-Advisor agrees to notify the Trust of any circumstances that, to its best knowledge and belief, might result in this Agreement being deemed to be assigned.

10.  Representations of the Trust, WM Advisors and the Sub-Advisor

     The Trust represents that (a) a copy of the Trust's Master Trust Agreement, dated February 22, 1989, together with all amendments thereto, is on file in the office of the Secretary of the Commonwealth of Massachusetts, and (b) it has acted and will continue to act in conformity with the 1940 Act and other applicable laws.

     WM Advisors represents that (a) the appointment of the Sub-Advisor has been duly authorized; (b) it has acted and will continue to act in conformity with the 1940 Act and other applicable laws, and (c) it is authorized to perform the services herein.

     The Sub-Advisor represents that (a) it is authorized to perform the services described herein, and (b) it has acted and will continue to act in conformity with the 1940 Act and other applicable laws.

11.  Indemnification

     WM Advisors shall indemnify and hold harmless the Sub-Advisor from and against any and all claims, losses, liabilities or damages (including reasonable attorneys' fees and other related expenses), howsoever arising from or in connection with this Agreement or the performance by the Sub-Advisor of its duties hereunder; provided, however, that nothing contained herein shall require that the Sub-Advisor be indemnified for Disqualifying Conduct.

     Sub-Advisor shall indemnify and hold harmless WM Advisors and the Fund from and against any and all claims, losses, liabilities or damages (including reasonable attorneys' fees and other related expenses), howsoever arising from or in connection with this Agreement attributable to Disqualifying Conduct.

12.  Amendment of this Agreement

     No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

13.  Use of Names

     The parties agree and acknowledge that the Sub-Advisor is the sole owner of the name and mark "Salomon Brothers Asset Management Inc" and that all use of any designation comprised in whole or part of Salomon Brothers Asset Management Inc and use of any logos, trademarks, service marks or trade names (a "Sub-Advisor Mark") under this Agreement shall inure to the benefit of the Sub-Advisor. The use by the Trust on its own behalf or on behalf of the Fund of any Sub-Advisor Mark in any advertisement or sales literature or other materials promoting the Fund shall be with the written consent of the Sub-Advisor. The Trust and WM Advisors shall not, without the consent of the Sub-Advisor, make representations regarding the Sub-Advisor intended to be disseminated to the investing public in any disclosure document, advertisement or sales literature or other materials promoting the Fund. Such consent shall not be required for any documents or other materials intended for use by the Trust's trustees and for internal use by the Trust and WM Advisors or its affiliates. WM Advisors agrees that it will review with the Sub-Advisor any advertisement, sales literature, or notice (collectively, "Sales Material") prepared by WM Advisors or any affiliate prior to its use that makes reference to the Sub-Advisor or its affiliates or any such name(s), derivatives, logos, trademarks, service marks or trade names, it being understood that the Sub-Advisor shall have no responsibility to ensure the adequacy of the form or content of such materials for purposes of the 1940 Act or other applicable laws and regulations. Notwithstanding the foregoing, Sub-Advisor shall be responsible for ensuring the adequacy and accuracy of information about Sub-Advisor provided to WM Advisors or its affiliates for use in Sales Material prepared by WM Advisors or its affiliates. Consent by the Sub-Advisor to such use of any Sub-Advisor Mark and any such representation shall not be unreasonably withheld and shall be deemed to be given if no written objection is received by the Trust, the Fund or WM Advisors within 5 business days after the request is made by the Trust, the Fund or WM Advisors for such use of any Sub-Advisor Mark or any such representation. Upon termination of this Agreement for any reason, the Trust and WM Advisors shall cease all use of any Sub-Advisor Mark(s) as soon as reasonably practicable. If WM Advisors or the Fund makes an unauthorized use of the Sub-Advisor's names, derivatives, logos, trademarks, service marks or trade names, the parties acknowledge that the Sub-Advisor shall suffer irreparable hardship for which monetary damages are inadequate and thus, the Sub-Advisor will be entitled to injunctive relief.


     The Sub-Advisor agrees and acknowledges that (i) the Trust is the sole owner of the corporate name, associated good will and other rights in various jurisdictions of the name "WM Variable Trust" and (ii) WM Advisors is the sole owner of the name, associated good will and other rights in various jurisdictions of the name "WM Advisors, Inc." and that any and all use of any designation comprised in whole or in part of "WM Variable Trust" or "WM Advisors, Inc." (each a "WM Mark") under this Agreement shall inure to the benefit of the Trust or WM Advisors, respectively. The use by the Sub-Advisor on its own behalf of any WM Mark in any advertisement or sales literature or other materials promoting the Sub-Advisor shall be with the written consent of the Trust or WM Advisors, respectively. The Sub-Advisor shall not, without the consent of the Trust or WM Advisors, as applicable, make representations regarding the Trust, the Fund or WM Advisors in any disclosure document, advertisement or sales literature or other materials promoting the Sub-Advisor. Sub-Advisor agrees it will review with the Trust or WM Advisors, as applicable, any advertisement, sales literature, or other material prior to its use that makes reference to the Trust, WM Advisors, or any affiliates or any name(s), derivatives, logos, trademarks, service marks or trade names thereof, it being understood that neither the Trust nor WM Advisors shall have any responsibility to ensure the adequacy of the form or content of such materials for purposes of the 1940 Act or other applicable laws and regulations. Notwithstanding the foregoing, WM Advisors shall be responsible for ensuring the adequacy and accuracy of information about WM Advisors, its affiliates, the Trust or the Funds provided to Sub-Advisor for use in Sales Material prepared by Sub-Advisor. Consent by the Trust and WM Advisors to such use of any WM Mark and any such representations shall not be unreasonably withheld and shall be deemed to be given if no written objection is received by the Sub-Advisor within 5 business days after the request by the Sub-Advisor is made for such use of any WM Mark or any such representations. Upon termination of this Agreement for any reason, the Sub- Advisor shall cease any and all use of any WM Mark as soon as reasonably practicable.


     If Sub-Advisor makes an unauthorized use of the Trust's or WM Advisor's names, derivatives, logos, trademarks, service marks or trade names, the parties acknowledge that the Trust or WM Advisors, as applicable, shall suffer irreparable hardship for which monetary damages are inadequate and thus, the Trust or WM Advisors, as applicable, will be entitled to injunctive relief.

14.  Declaration of Trust and Limitation of Liability

     A copy of the Master Trust Agreement of the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed by an officer of the Trust on behalf of the Trustees of the Trust, as trustees and not individually, on further behalf of the Fund, and that the obligations of this Agreement with respect to the Fund shall be binding upon the assets and properties of the Fund only and shall not be binding upon the assets and properties of any other series of the Trust or upon any of the Trustees, officers, employees, agents or shareholders of the Fund or the Trust individually.

15.  Entire Agreement; Amendment of Management Agreement

     This Agreement constitutes the entire agreement among the parties hereto, except that WM Advisors and the Trust are also parties to an Investment Management Agreement relating to the Fund dated May 11, 2004 as Amended and Restated (the "Management Agreement").

     The Trust and WM Advisors hereby amend the Management Agreement, for so long as this Agreement shall remain in effect, to provide that: (a) The Trust, on behalf of the Fund, shall pay to WM Advisors a monthly fee equal to the excess, if any, of (i) the fee set forth in Section 5 of the Management Agreement (the "Management Fee") over (ii) the fee paid by the Fund under this Agreement or any other sub-advisory agreement with respect to the Fund; (b) WM Advisors shall not be entitled to any other fees under the Management Agreement with respect to the Fund; (c) The Trust acknowledges and agrees that, for so long as Sub-Advisor meets the standard of care set forth in this Agreement, WM Advisors shall have no obligation to (i) furnish a continuous investment program for the Fund, (ii) determine from time to time what securities will be purchased, retained or sold by the Fund, and what portion of the Fund's assets will be held as cash, or (iii) place orders for the purchase and sale of portfolio securities for the Fund with brokers or dealers selected by WM Advisors; (d) Notwithstanding this Agreement, WM Advisors remains authorized to determine what securities or other property shall be purchased or sold by or for the Fund; (e) In exchange for the fee paid by the Fund under the Management Agreement and in recognition of its obligation to select and monitor the Sub-Advisor, and not for the services provided by the Sub-Advisor pursuant to the Sub-Advisory Agreement, WM Advisors shall indemnify and hold the Trust harmless from and against any and all claims, costs, expenses (including attorneys' fees), losses, damages, charges, payments and liabilities of any sort or kind which may be asserted against the Trust or for which the Trust may be held liable arising out of or attributable to any actual or alleged failure of Sub-Advisor to meet the standard of care set forth in this Agreement.

16.  Governing Law

     This Agreement shall be governed in accordance with the laws of The Commonwealth of Massachusetts.

17.  Miscellaneous

     (a) Unless WM Advisors or the Trust gives the Sub-Advisor written instructions to the contrary, the Sub-Advisor shall vote all proxies solicited by or with respect to the issuers of securities in which assets of the Fund may be invested in accordance with the Sub-Advisor's policies and procedures. The Sub-Advisor shall use its best good faith judgment to vote such proxies in a manner which best serves the interests of the Fund's shareholders.

     (b) WM Advisors shall provide the Sub-Advisor with a copy of the Fund's agreement (the "Custody Agreement") with the Custodian (the "Custodian") designated to hold the assets of the Fund and any modification thereto in advance. The Fund's assets shall be maintained in the custody of the Custodian identified in, and in accordance with the terms and conditions of, the Custody Agreement. The Sub-Advisor shall have no liability for the acts or omissions of the Custodian. Any assets added to the portion of the Fund to be managed by the Sub-Advisor shall be delivered directly to the Custodian.

     (c) The Sub-Advisor may perform its services through any employee, officer or agent of the Sub-Advisor, and the Trust and the Fund shall not be entitled to the advice, recommendation, or judgment of any specific person.

     (d) Notwithstanding any other provision of this agreement to the contrary, if the shareholders of the Fund fail to approve this Agreement prior to the termination of the Investment Sub-Advisory Agreement dated as of March 1, 2005 among the Trust, on behalf of the Fund, WM Advisors and the Sub-Advisor (the "Existing Agreement"), the Sub-Advisor will continue to act as investment subadviser with respect to the Fund pending the required approval of this Agreement or of any contract with the Sub-Advisor for up to 150 days following the termination of the Existing Agreement; provided, that during such period (1) this Agreement shall be terminable without penalty by the Trust's Trustees or by a majority of the Fund's outstanding voting securities on 10 calendar days written notice to Sub-Advisor and (2) the compensation to be earned under this Agreement shall be held in an interest-bearing escrow account with the Fund's custodian or a bank and (i) if a majority of the Fund's outstanding voting securities approve a contract with the Sub-Advisor by the end of such period, the amount in the escrow account (including interest earned) will be paid to the Sub-Advisor, and (ii) if a majority of the Fund's outstanding voting securities do not approve a contract with the Sub-Advisor by the end of such period, the Sub-Advisor will be paid, out of the escrow account, the lesser of (x) any costs incurred in performing this Agreement (plus interest earned on that amount while in escrow) and (y) the total amount in the escrow account (plus interest earned).

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

WM ADVISORS, INC.                       WM VARIABLE TRUST, on behalf of its
                                         Growth Fund series


By                                      By
   ----------------------------------      -------------------------------------
Name: William G. Papesh                 Name: John T. West
Title: President                        Title: First Vice President


SALOMON BROTHERS ASSET MANAGEMENT INC


By                                      Dated: December 1, 2005
   ----------------------------------
Name: Joel Sauber
Title: Managing Director

                                                                         ANNEX A

1. For purposes of calculating the fee to be paid to the Sub-Advisor under this
Agreement:

     "Fund Assets" shall mean the net assets of the portion of the Fund managed by the Sub-Advisor;

     "Other Assets" shall mean the net assets of the portion of the Growth Fund series of WM Trust II managed by the Sub-Advisor.

     "Combined Assets" shall mean the sum of Fund Assets and Other Assets; and

     "Average Daily Net Fund Assets," "Average Daily Net Other Assets" and "Average Daily Net Combined Assets" shall mean the average of the value of the Fund Assets, Other Assets or Combined Assets, as the case may be, on each business day.

2. The Sub-Advisor fee shall be paid in arrears (within 10 days of month end) based upon the Average Daily Net Combined Assets during the preceding month. The fee payable for the month shall be calculated by applying the annual rate, as set forth in the fee schedule below, to the Average Daily Net Combined Assets, and dividing by twelve. The portion of the monthly fee to be paid by the Fund shall be prorated based upon the Average Daily Net Fund Assets as compared to the Average Daily Net Combined Assets. For a month in which this Agreement becomes effective or terminates, the portion of the Sub-Advisor fee due hereunder shall be prorated on the basis of the number of days that the Agreement is in effect during the month.

3. The following fee schedule shall be used to calculate the fee to be paid to the Sub-Advisor under this Agreement:

 First      Next      Over
 $250       $250      $500
Million   Million   Million
-------   -------   -------
 0.400%    0.350%    0.300%